Exhibit 23.1

We consent to the incorporation by reference in the following Registration Statements of Hornbeck Offshore Services, Inc. and each related Prospectus of our report dated March 2, 2009 (except for Note 18, as to which the date is August 11, 2009) with respect to the consolidated financial statements of Hornbeck Offshore Services, Inc., for each of the three years in the period ended December 31, 2008, included in the Current Report on Form 8-K of Hornbeck Offshore Services, Inc. dated August 11, 2009, filed with the Securities and Exchange Commission.

Registration	Statement (Form S-8 No. 333-119109) pertaining to the Incentive Compensation Plan of Hornbeck Offshore Services, Inc.;

Registration	Statement (Form S-8 No. 333-124698) pertaining to the Employee Stock Purchase Plan of Hornbeck Offshore Services, Inc.;

Registration	Statement (Form S-4 No. 333-128016) of Hornbeck Offshore Services, Inc.;

Registration	Statement (Form S-3 No. 333-140977) of Hornbeck Offshore Services, Inc.;

Registration	Statement (Form S-4 No. 333-155437) of Hornbeck Offshore Services, Inc.; and

Registration	Statement (Form S-3 No. 333-155998) of Hornbeck Offshore Services, Inc.

/s/ Ernst & Young, LLP

New Orleans, Louisiana

August 11, 2009